CUSIP NO. 67000X106                                               PAGE 14 OF 14


                                                                      EXHIBIT 2
                                                                      ---------


                             JOINT FILING AGREEMENT


               Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit (the "Schedule 13D"), and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Dated: September 8, 2006

                                  KENSICO CAPITAL MANAGEMENT CORPORATION

                                  /s/ Michael Lowenstein
                                  --------------------------------------
                                              Signature

                                  Michael Lowenstein, Authorized Signatory
                                  --------------------------------------
                                             Name/Title

                                  MICHAEL LOWENSTEIN

                                  /s/ Michael Lowenstein
                                  --------------------------------------
                                              Signature

                                  THOMAS J. COLEMAN

                                  /s/ Thomas J. Coleman
                                  --------------------------------------
                                              Signature